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                                                                   EXHIBIT 10.21

                                 LEASE AGREEMENT

     THIS LEASE, made as of this twenty first day of August, 2000, is between ERN Properties, a Minnesota Limited Liability Company located at 174 West Lake Street, Excelsior, MN 55331, hereinafter referred to as "Landlord" and EPS SOLUTIONS, INCORPORATED, hereinafter referred to as "Tenant."

IN CONSIDERATION of the rents to be paid by Tenant and the conditions and covenants to be performed by Landlord and Tenant as hereinafter set forth, it is agreed as follows:

     PREMISES. Landlord hereby leases to the Tenant and the Tenant takes from the Landlord, subject to the terms and conditions of this Lease and the attached Exhibit A Rules and Regulations, incorporated herein by reference, approximately Two Thousand eight hundred and eighty seven (2887) rentable square feet of office space located on the second floor (Northeast and Southeast Quadrants) including a one hundred and forty one (141) rentable square feet 25% share of the conference area on the third floor and a three hundred and sixty three (363) rentable square feet share of the center section on the second floor at 261 SCHOOL AVENUE, EXCELSIOR, MINNESOTA. This lease of office space includes the non-exclusive right to use driveways, parking lots and common areas in the Building used by other tenants leasing space in the Building. The Building, together with the land, shall hereinafter be referred to as "Property."

     NATURE OF OCCUPANCY. The space is being leased as offices for general business purposes. All uses of the office space shall comply with applicable rules, regulations, laws and statutes of the City of Excelsior, County of Hennepin and State of Minnesota.

     LEASE TERM. The term of the lease of the two quadrants on the second floor and the share on the conference room on the third floor shall be for forty-eight
(48) months, commencing September 1, 2000 and ending on August 31, 2004 ("Initial Lease Term"). The lease term for the share of the center section on the second floor will be conditional on the month-by-month agreement of the other tenant on the second floor or the Landlord.

     BASE RENT. The annual base net rent payable for months one (1) through twelve (12) of the Lease Term shall be Fourteen Dollars and 0/100 ($14.00) per rentable square foot, payable, in advance, in monthly increments equal to Three Thousand Three Hundred and Sixty eight Dollars and 17/100 ($3368.17). The annual base net rent payable for months one (13) through twelve (24) of the Lease Term shall be Fifteen Dollars and 0/100 ($15.00) per rentable square foot, payable, in advance, in monthly increments equal to Three Thousand Six Hundred and Eight Dollars and 75/100 ($3608.75). The annual base net rent payable for months one
(25) through twelve (36) of the Lease Term shall be Sixteen Dollars and 0/100 ($16.00) per rentable square foot, payable, in advance, in monthly increments equal to Three Thousand Eight Hundred and Forty nine Dollars and 33/100 ($3849.33). The annual base net rent payable for months one (37) through twelve

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(48) of the Lease Term shall be Seventeen Dollars and 0/100 ($17.00) per rentable square foot, payable, in advance, in monthly increments equal to Four Thousand and Eighty nine Dollars and 92/100 ($4089.92).

All rent payments pursuant to this Lease, beginning with September of 2000, shall be for increments of one month and are payable in advance no LATER THAN 2:00 PM THE LAST BUSINESS DAY OF THE PRECEDING MONTH.

     ADDITIONAL RENT. As additional rent ("Additional Rent"), Tenant agrees to pay a prorata share of an amount for the sum of taxes and assessments and other costs (as defined below) associated with the Property during the Lease Term, as follows:

     a) TAXES AND ASSESSMENTS. Includes all real estate taxes, special assessments, personal property taxes and all other taxes or charges levied or assessed against the Property ("Taxes"), or the rental therefrom, except Landlord's income tax, if any. Tenant shall pay Taxes in an amount which is equal to the greater of the prorata actual Taxes assessed on the property for the Lease year or an annual amount of Three and 30/00 ($3.30) per rentable square foot.

     b) OTHER COSTS. Includes the cost of operation, maintenance, repair, insurance and property management associated with the Property. Tenant shall pay such costs in an amount which is equal to the greater of the prorata actual costs or an annual amount of Three and 50/100 ($3.50) per rentable square foot. These actual costs include, but are not limited to:

          o UTILITIES. All prorata charges for the public utility services rendered or furnished to the Property, including but not limited to heat, water, gas, electricity, sewer, and the like, except those separately metered. All utilities that are separately metered and exclusively serve the Tenant's leased space as set forth herein shall be paid by Tenant or any subtenant.

          o INSURANCE. The insurance premiums for casualty, fire and extended coverage insurance in an amount of not less than the full replacement cost of the Building.

          o MAINTENANCE AND REPAIRS. Costs for the maintenance and upkeep of the Property, including, but not limited to, painting, parking lot striping, repair of parking lots, landscaping, lawn cutting, snow removal, and any and all other expenses for the maintenance, upkeep and preservation of the Property.

          o CAPITAL IMPROVEMENTS. Costs for any capital improvements shall be amortized over the useful life of said improvement as determined by the applicable provisions of the Internal Revenue Code. The amortized portion of the cost for any capital improvement for the


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               period of time during the Lease term shall be paid in a prorata share by Tenant.

Landlord shall annually estimate the amount of the Additional Rent based on the definitions above in a) and b). Tenant shall pay one-twelfth (1/12th) of the estimated prorata annual costs of the Additional Rent with the base net rent payment due. The annual Additional Rent for months one (1) to twelve (12) shall be Six Dollars and 80/00 ($6.80) per rentable square foot, payable in advance, in monthly increments of One Thousand Six Hundred and Thirty five Dollars and 97/100 ($1,635.97).

Landlord shall adjust the amount of the Additional Rent within ninety (90) days of the end of each lease year and termination of this lease agreement to an amount equal to the greater of the prorata actual Taxes assessed for the property for the lease year or an annual amount of Three and 30/100 ($3.30) per rentable square foot plus the greater of the prorata actual other costs for the lease year or an annual amount of Three and 50/100 ($3.50) per rentable square foot.

 If Tenant owes additional monies, Tenant shall pay said additional monies within ten (10) days after written notice that additional monies are due. If Tenant has overpaid the Additional Rent, Tenant shall receive a credit in the amount of the overpayment on the next rental payment that is due. No interest shall be paid by Landlord on any overpayment of the Additional Rent.

     TOTAL RENT, including Base Net Rent and Additional Rent, for the monthly rent payment to Landlord, for months one to twelve, under the terms of this Lease shall be estimated at Five Thousand Four Dollars and 14/00 ($5004.14).

     SECURITY DEPOSIT. Tenant agrees to pay a security deposit to Landlord in the sum of Five Thousand Dollars and 0/100 ($5,000.00). The Deposit will serve as security for the full, timely and faithful performance of Tenant's covenants and obligations under this lease and shall be held by the Landlord without obligation for interest. It is expressly understood and agreed, however, that such Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of Tenant's default. Landlord shall return deposit to Tenant at such time after the end of the Lease Term as Landlord determines Tenant's obligations under this lease have been fulfilled and any Additional Rent adjustment owing Landlord for the period ending upon the date of termination of this agreement has been paid by Tenant. The security deposit shall be paid within sixty days, minus any Tenant obligations that the Landlord determines. If the tenant leases this space for six consecutive years then the security deposit shall be paid within sixty days, minus any Tenant obligations that the Landlord determines.

     COMPLIANCE WITH LAWS AND REGULATIONS AND MORTGAGES. Tenant will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments and their agencies, which have jurisdiction over or


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affect the Property. Tenant shall also comply with all terms and conditions of any mortgages on the Property.

     INSURANCE. Tenant, at Tenant's cost and expense, shall obtain and keep in force during the Lease Term a policy of comprehensive public liability insurance with respect to the Tenant's use and occupancy of the Property. Landlord and any mortgagee of the Property shall be provided with copies of any insurance policies prior to occupancy of leased space and be named as additional insured. The form, type and amounts of insurance coverage shall at all times comply with the requirements of the holder of any mortgage on the Property. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

     WAIVER OF SUBROGATION. Landlord and Tenant each agree that all policies of insurance for loss or damage by fire or other risks shall permit releases of liability as herein provided and include a waiver of subrogation clause as to Tenant and Landlord respectively. Each party hereto waives, releases and discharges the other party from all claims or demands whatsoever which the waiving party may have arising out of damage to or destruction of the waiving party's property or loss of use thereof occasioned by fire of other casualty, which such claim or demand may arise because of the negligence or fault of the other party, its agents, employees, customers or business invitees, or otherwise and the waiving party agrees to look to its insurance coverage only in the event of such loss up to the amount of said insurance coverage.

Tenant shall be responsible for insuring all of its contents and improvements in the leased space.

     IMPROVEMENTS AND ALTERATIONS. Landlord shall provide the third floor space in an "as is" condition (as it exists as of today). Any alterations to the leased space shall be made at the cost and expense of the Tenant. Work shall be performed only by Landlord or by contractors and subcontractors that have been approved by Landlord in writing.

Alterations proposed by Tenant shall be constructed in accordance with all governmental laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide such assurances to Landlord, including, but not limited to, surety company performance and payment bonds and personal guaranties of individuals of substance, as Landlord shall require, to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics', laborers', materialmen's or other liens. If Alterations are not being performed by Landlord, Tenant shall permit Landlord, if Landlord so desires, to supervise construction operations in connection with the work. In no event will such supervision or right to supervise by Landlord, nor shall any approvals given by Landlord under this lease, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work.


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Alterations made by Tenant shall be and remain the property of the Landlord, except as otherwise agreed to in writing signed by both parties.

     PARKING. Landlord shall provide parking for building tenants in two private lots adjacent to the building. Parking lots have the capability of holding forty-seven (47) vehicles.

     SIGNAGE. Landlord shall provide signage, which includes Tenant's name, on directories at the front and rear entrance of the building, plus on a door plate at the entrance to the suite.

     REPAIRS AND MAINTENANCE. Tenant agrees to maintain the leased space in good order, condition and repair during the Lease Term. Tenant shall repair or replace at its own expense any fixture, improvement or part thereof in the leased space necessary to so maintain it and to return the leased space at the end of the term of this lease in the same condition as it was received (Landlord owned Alterations, reasonable wear and tear, and casualty losses excepted).

     SERVICE. Landlord agrees to furnish Tenant with heat and air conditioning in season at such time as Landlord normally furnishes these services to all tenants of the building and at such temperatures and in such amounts that are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standards. Services provided at other times, including outside normal working hours (7:00 am to 6:00 pm, Monday through Friday), Saturdays, Sundays and holidays are optional on the part of Landlord. Landlord hereby reserves the right to charge Tenant for any such optional service requested by Tenant on such basis as Landlord, in its sole discretion, determines. Landlord shall also provide janitor service to leased premises on weekdays other than holidays and such window washing as may, from time to time, in Landlord's sole judgment, be reasonably required. Operatorless passenger elevators will be provided for ingress and egress to the floor on which the leased premises are located. Landlord may reasonably limit the elevator operation on Saturdays, Sundays and holidays.

Landlord's failure to any extent to furnish or any stoppage or interruption of services defined above, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property or business, nor be construed as an eviction of Tenant, an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any equipment or machinery furnished by Landlord ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly. Tenant shall, however, have no claim for rebate of rent or damages on account of any interruptions in service.

     ELECTRIC SERVICE. Tenant will not, without prior written consent of Landlord, use any apparatus or device in the leased premises which will in any way increase its usage beyond the amount of electricity which Landlord determines to be reasonable for use of


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the leased premises as general office space, nor connect with electric current
(except through existing electrical outlets in the leased premises) any apparatus or device for the purpose of using electric current. If Tenant shall require electric current in excess of that which is reasonably obtainable from existing electric outlets and normal for the use of the leased premises as general office space, then Tenant shall first procure the consent of Landlord (which consent will not be unreasonably withheld). Tenant shall pay all costs of installation of all facilities necessary to furnishing such excess capacity and for increased electricity usage.

Interruptions of any service resulting in whole or in part from any cause or causes beyond the reasonable control of Landlord shall not be deemed an eviction or disturbance of the Tenant's use and possession of the leased premises or any part thereof, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this lease.

     SUBLEASING OR ASSIGNMENT. Landlord reserves the right to assign this Lease at any time. Tenant may not sublease, sell, assign or transfer all or any part of its interest in this Lease or its term, without the prior written consent of the Landlord.

     QUIET ENJOYMENT. Landlord covenants that Tenant, upon payment of all rent or other sums due Landlord and upon performance by Tenant of the terms, conditions and covenants of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the entire term of this Lease.

     HOLDING OVER. If Tenant remains in possession of the space or any part thereof after the expiration of the Lease Term, with the express written consent of the Landlord, such occupancy shall be a tenancy from month to month at a rental in an amount equal to one and one-half times the last monthly base net rental, plus all other charges payable hereunder and upon all the terms hereof applicable to a month-to-month tenancy

     LATE FEES. Landlord will assess a $25.00 late fee on all rent fees paid in arrears of the due date, which is no later than the last business day of the preceding month. Tenant also agrees to pay interest at the rate of twelve percent (12%) per annum to Landlord on all rent in default.

     DELINQUENT RENT. Notwithstanding any other remedy which Landlord may pursue, if Tenant defaults, in whole or in part, in the payment of rent, Landlord may obtain judgment for any unpaid rentals and other charges which have become payable, or which may thereafter become payable. Tenant hereby agrees to reimburse Landlord for all costs and expenses, including attorney's fees, incurred by Landlord in collecting such rent. Tenant also agrees to pay interest at the rate of twelve percent (12%) per annum to Landlord on all rent or other payments in default and on all other outstanding costs and expenses incurred by Landlord.


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     DEFAULT. The following shall each be deemed to constitute a default by
Tenant and a breach of this Lease:

     a) When the tenant becomes more than 15 days in arrears for the Base Net Rent, the Additional Rent, or any other monetary obligation required to be paid hereunder.

     b) Failure to perform any other terms, covenants and conditions of this lease required to be performed by Tenant within fifteen (15) days after notice of non-performance and request for performance is given by Landlord.

     c) The abandonment of the Property by Tenant, the adjudication of Tenant as a bankrupt, the making by Tenant of a general assignment for the benefit of creditors, the taking by Tenant of the benefit of an insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for the property of Tenant, or the appointment of a temporary receiver which is not vacated or set aside within sixty
          (60) days from the date of such appointment.

     TERMINATION FOR DEFAULT. In the event of default by Tenant, Landlord shall have the right to cancel and terminate this Lease and/or to institute appropriate proceedings to recover possession of the Property, together with all rents due under this Lease. These rights are in addition to and cumulative of any other right or remedy Landlord may be given under this lease or by applicable law. Failure or refusal of Landlord to terminate this lease in the event of default shall not be deemed to be a waiver of its right to terminate this lease at any time for that or any subsequent default by Tenant. Landlord may recover possession of the Property without terminating this lease agreement.

     BREACH OF COVENANTS. Notwithstanding the existence of any other remedy which Landlord may pursue, if Tenant defaults in its obligation to pay any tax, reasonable charge or reasonable fee or to discharge any lien or other obligation, arising out of this lease, Landlord shall have the right to pay the tax, charge (including insurance premiums) or fee and to discharge any lien imposed on the Property or to satisfy any obligation to procure insurance, make repairs or the like. Tenant hereby agrees to reimburse Landlord for all reasonable costs and expenses, including attorney's fees, incurred by it in protection of its interest hereunder, and Tenant agrees to pay interest at the rate of twelve percent (12%) per annum to Landlord on all costs and expenses incurred, commencing with the date of notice to Tenant of Landlord's discharge of any of its obligations.

     RIGHT OF INSPECTION. Landlord shall at all times have the right to enter upon the leased office space to inspect its condition, and at its election, to make reasonable and necessary repairs thereon for the protection and preservation of the space, but nothing herein shall be construed to require Landlord to make such repairs, and Landlord shall not be liable to Tenant, or any other person or persons, for failure or delay in making said repairs, or for damages or injury to person or property caused in or by the making of such repairs. Landlord shall have the right during the last six (6) months of the Lease Term to advertise the space for rent and to show the space to prospective tenants.


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     NOTICES. All written notices required shall be given by certified mail to the parties at the addresses stated below:


         If to Landlord:            ERN Properties
                                    174 West lake Street
                                    Excelsior, MN  55331

         If to Tenant:              Steven Bubb
                                    EPS Solutions, Inc
                                    261 School Avenue, Suite 200
                                    Excelsior, MN  55331

     SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgages that are currently on the Property or which may hereafter be placed upon said Property and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements, and extensions thereof.

     INDEMNIFICATION BY LANDLORD AND TENANT. Landlord and Tenant hereby agree to indemnify each other and hold each other harmless against any and all claims, demands, damages, costs and expenses, including attorney's fees incurred on either party's behalf, arising out of either party's use or occupancy of the space or by either party's default in any covenant to be performed pursuant to the terms of this Lease. This indemnification shall survive the expiration or termination of this agreement.

     CONFIDENTIALITY. Tenant hereby agrees that the terms and conditions of this Lease are strictly confidential.

     BINDING EFFECT. Except to the extent otherwise provided herein, this Lease and the terms, conditions and covenants contained herein shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors, heirs and legal representatives and assigns.

     GOVERNING LAW. This Lease shall be construed under and governed by the laws of the State of Minnesota.

     SEVERABILITY. In the event any provision of this lease shall be found invalid or unenforceable, that provision shall be severed from this lease, and the remaining portions hereof shall continue in full force and effect pursuant to their terms.


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     ENTIRE AGREEMENT. This lease contains the entire agreement between the parties, and any amendment hereafter made shall be ineffective to alter, modify or discharge any provision thereof unless the amendment is in writing and signed by both parties. This lease replaces all previous leases between the parities.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this lease as of the date first above written.

LANDLORD:                               TENANT:

ERN Properties, L.L.C.                  EPS Solutions, Inc.

By /s/ Nancy Bubb                       By /s/ Steven Bubb
  ----------------------------------      --------------------------------------
  Nancy Bubb                              Steven Bubb
  Chief Manager                           President
                                                                         (title)

Date: 8/21/00                           Date: 8/21/00


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

                                    EXHIBIT A

                              RULES AND REGULATIONS

     1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for access to and from the leased space. The halls, passages, entrances, elevators, stairways, balconies and roof are not for use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereby of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business.

     2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Buildings shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who, or whose clerk, agents, servants, or visitors, shall have caused it.

     3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the leased premises, such use of the curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the leased premises.

     4. No safes or other objects heavier than the lift capacity of the elevator of the Building shall be brought into or installed on the leased premises. Tenant shall not place a load upon any floor of the leased premises which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law.

     5. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the leased premises, or permit or suffer the leased premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the leased premises.

     6. Tenant shall not use or keep in the Building any inflammables, including but not limited to kerosene, gasoline, naphtha and benzene (except cleaning fluids in small quantities and when in approved containers), or explosives or any other articles of


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intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.

     7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific written approval from Landlord.

     8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys will replace the keys at Tenant's expense.

     9. Tenant shall not put down any floor covering in the leased premises without the Landlord's prior approval of the manner and method of applying the covering.

     10. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6 pm and 7 am, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the leased premises by the general public may be refused by Landlord. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

     11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the leased premises closed.

     12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the leased premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

     13. In advertising or other publicity, without Landlord's prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.

     14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the leased premises unless ordinarily embraced within the Tenant's use of the leased premises specified herein.


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

     15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls installed for Tenant's use. Room thermostats may be adjusted by Tenant during regular business hours (Monday through Friday, 7 am to 6 pm). Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows, which are openable, may be opened with Landlord's consent.

     16. No smoking is allowed by Tenant in areas leased by Tenant, common areas of the building or within ten (10) feet of front or rear entrances to the building.

     17. Any wallpaper or vinyl fabric materials, which Tenant may install on painted walls, shall be applied with a strippable adhesive. The use of non-strippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

     18. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Property.

     19. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to his decision and control, of the time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel. Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney's fees.

     20. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     21. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from Tenant's area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.


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     22.  Employees of Landlord shall not receive or carry messages for or to any Tenant or other person, nor contract with or render free or paid services to any Tenant or Tenant's employees, or invitees; in the event any of Landlord's employees perform any such services, such employee shall be deemed the agent of Tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

     23. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.

     24. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

     25. Landlord shall provide signage identifying Tenant to be displayed on or adjacent to entrance door(s) to leased space. Tenant is not permitted to display any other signage visible from the exterior of the space or through windows into the space.

The directories of the Building shall be used exclusively for the display of the name and location of the Tenants only and will be provided by Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

     26. No vending machines or electrical or gas appliances shall be installed, maintained or operated in any part of the Building without the written consent of Landlord.

     27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.


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